Exhibit 99.1



            SUTTER ANNOUNCES CLOSING OF DIVERSIFIED RISK ACQUISITION

SAN FRANCISCO, January 28, 2005/PRNewswire/ - Sutter Holding Company, Inc. (OTCBB: SRHI) today announced that it has closed on the previously announced acquisition of Diversified Risk Insurance Brokers, a commercial property and casualty insurance broker based in Emeryville, California. Payment consisted of a combination of cash and common stock.

In connection with the acquisition of Diversified, we obtained a term loan from the Bank of Alameda in the amount of $2 million. The loan has a fixed interest rate of 8%, and is amortized over 10 years with a balloon payment due in 5 years. We simultaneously closed on the private placement of approximately $1.5 million in Series A Preferred stock, which will be used to retire debt and for general corporate purposes.

In connection with the closing of the Diversified acquisition, Sutter expanded its board of directors and reorganized its management team. In addition to the board seat to which the Series A Preferred shareholders are entitled, the former owners of Diversified Risk will be entitled to appoint two directors to Sutter's board. The board has also nominated Mr. Jim Corroon to the board of directors, in a special meeting on January 24. Mr. Corroon accepted the nomination on January 26. Mr. Corroon is the former chairman and chief executive officer of Corroon & Black, a global insurance brokerage firm that merged with the Willis Group.

In the special meeting on January 24, the board also named R. Michael Collins President and Chief Executive Officer, named William G. Knuff, III Chairman of the Board, and named Robert E. Dixon Vice-Chairman and Chief Investment Officer. Mr. Collins will also retain his directorship, and Mr. Knuff will retain the Chief Financial Officer title. Mssrs. Collins, Knuff, and Dixon accepted these appointments and executed amended Employment Agreements to reflect the changes on January 26.

About Sutter Holding Company: Sutter is a diversified financial services holding company whose operations consist of Easton Mortgage Corporation, Progressive Lending, LLC, and Diversified Risk Insurance Brokers. Sutter intends to continue to seek profitable acquisition candidates in the financial services sector.

About Diversified Risk Insurance Brokers: Diversified Risk is one of the largest independently owned commercial insurance agencies in California. The company provides services to a broad range of clients in the transportation, construction, professional, technology, medical, municipal and property industry segments, and maintains long-standing relationships with a number of major insurance carriers.

This press release contains certain current and forward-looking statements and information relating to Sutter Holding Company, Inc. and its subsidiaries, ("we", "us" or the "Company") that are based on the beliefs of its management as well as assumptions made by and information currently available to its management. When used in this release, the words "anticipate," "believe", estimate", expect", "intend", "plan" "future" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. These statements reflecting management's current view about our proposed business operations are subject to certain risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, or should information currently believed to be true prove to be untrue, actual results may vary materially from those described in this press release as anticipated, estimated or expected. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, the continued ability of the Company to generate or obtain sufficient working capital to continue its operations, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the company disclaims any intent or obligation to update these forward-looking statements.